UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 30, 2007
Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	76-0509661 (I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040 (Address of principal executive offices)

Registrant’s telephone number, including area code:
(713) 996-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01 OTHER EVENTS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
INDEX TO EXHIBITS
Placement Agency Agreement
Opinion of Fulbright & Jaworski L.L.P.
Press Release
Other Expenses of Issuance and Distribution

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 30, 2007, DXP Enterprises, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Stephens Inc. in connection with a registered direct offering (the “Offering”) of the Company’s common stock, par value $.01 per share (“Common Stock”). A copy of the Placement Agency Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. Under the terms of the offering, the Company will sell up to 1,000,000 shares (“Shares”) of its Common Stock at a price of $47.00 per share. The Closing of the Offering is expected to take place on or about June 4, 2007, subject to the satisfaction of customary closing conditions. The Company will pay Stephens Inc. a fee equal to 4.5% of the gross proceeds of the Offering.
The Shares being offered by the Company in this Offering were registered under an existing shelf registration statement on Form S-3 (No. 333-134603).
ITEM 8.01 OTHER EVENTS
On May 30, 2007, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference announcing the pricing of the Offering.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
1.1	Placement Agency Agreement dated May 30, 2007 by and between DXP Enterprises, Inc. and Stephens Inc.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

99.1	Press Release dated May 30, 2007.

99.2	Other Expenses of Issuance and Distribution (pursuant to Item 14 of Form S-3).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

May 30, 2007	By:	/s/Mac McConnell
Mac McConnell
Senior Vice President/Finance,
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Placement Agency Agreement dated May 30, 2007 by and between DXP Enterprises, Inc. and Stephens Inc.

5.1	Opinion of Fulbright & Jaworski L.L.P.

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

99.1	Press Release dated May 30, 2007.

99.2	Other Expenses of Issuance and Distribution (pursuant to Item 14 of Form S-3).